Innophos to Appoint Peter T. Thomas and Robert J. Zatta to Board of Directors

Innophos and FrontFour Capital Announce Agreement

CRANBURY, N.J., January 11, 2016 -- Innophos Holdings, Inc. (NASDAQ: IPHS) (“Innophos” or the “Company”) and FrontFour Capital Group LLC (“FrontFour Capital”), a shareholder of Innophos, with ownership of 1.07% of the Company’s outstanding shares, today announced that the Company has appointed Peter T. Thomas, Chairman, President and Chief Executive Officer of Ferro Corporation, and Robert J. Zatta, Former Acting Chief Executive Officer and long-time Chief Financial Officer of Rockwood Holdings, Inc., to the Company’s Board of Directors, effective immediately. Mr. Thomas and Mr. Zatta will be included in the Company’s slate of director nominees for election at the Company’s 2016 Annual Meeting. With these changes, the Innophos Board has been expanded to nine directors, eight of whom are independent.

“The Innophos Board of Directors regularly reviews its composition to ensure that the Company directors have the appropriate mix of skills and experience necessary to support the Company and its shareholders,” said Gary Cappeline, Lead Independent Director of the Innophos Board. “To that end, we are pleased to welcome Peter and Robert to the Board, and believe that their insights and expertise in the specialty chemical sector will add valuable perspective. The Board and management team are committed to creating value, and we will continue to take decisive actions to capture opportunities to drive growth, generate strong cash flow and improve the overall operating efficiency of our Company, as we continue to manage through the challenging market environment. We look forward to working with Peter and Robert as we strengthen the Company’s position as a leading producer of specialty ingredients to create enhanced value for shareholders.”

In connection with today’s announcement, Innophos and FrontFour Capital have entered into an agreement pursuant to which FrontFour will support the Innophos Board of Director’s slate of nominees at the 2016 Annual Meeting and abide by customary standstill provisions until the date that is thirty (30) days prior to the deadline for submission of shareholder nominations of director candidates for election at the Company’s 2017 Annual Meeting. The complete agreement will be included as an exhibit to a Current Report on Form 8-K, which will be filed by Innophos with the Securities and Exchange Commission (“SEC”).

“We have had productive dialogue with Innophos over the past several months and are pleased with the agreement we entered into with the Company, which we believe benefits all Innophos shareholders,” said Stephen Loukas, Managing Member of FrontFour Capital. “Peter and Robert bring a wealth of experience and knowledge that complements the current Directors and we believe they will be strong additions to the Board. We have been encouraged by the recent leadership transition and operational initiatives to improve the Company’s performance. We look forward to continuing to work collaboratively with the Board to continue to enhance shareholder value.”

The Innophos Board will present its recommended slate of director nominees in the Company’s definitive proxy statement and other materials, to be filed with the SEC and mailed to all shareholders eligible to vote at the 2016 Annual Meeting, which has yet to be scheduled. Under the terms of the agreement with FrontFour Capital, one existing member of the Board who is yet to be determined will not stand for re-election at the 2016 Annual Meeting.

Kirkland & Ellis LLP is serving as legal advisor to Innophos and J.P. Morgan & Co. is serving as financial advisor. Olshan Frome Wolosky LLP is serving as legal advisor to FrontFour Capital.

About Peter T. Thomas
Peter T. Thomas has served as the President and Chief Executive Officer and a director of Ferro Corporation (“Ferro”), a publicly-traded producer of specialty materials, since April 2013.  Previously, he served as interim President and Chief Executive Officer of Ferro beginning in November 2012.  Mr. Thomas was elected Chairman of the Board of Directors of Ferro in April 2014.  Prior to his appointment as interim President and Chief Executive Officer of Ferro, Mr. Thomas served as the Operating Vice President of Ferro’s Polymer and Ceramic Engineered Materials Group, which included its Polymer Additives, Specialty Plastics, Tile Coatings, Porcelain Enamel, and Pharmaceuticals businesses. Mr. Thomas joined Ferro in 1999 as Director of Sales for Polymer Additives.  Prior to joining Ferro, from 1991 to 1999, Mr. Thomas held various positions at Witco Corporation, a specialty chemical company, including Vice President of the Oleochemical-Derivatives business unit, Vice President of Sales and Global Market Director.  Mr. Thomas earned his BS in Chemistry from Duquesne University and his MBA from Loyola University.

About Robert J. Zatta
Mr. Robert J. Zatta was the Acting Chief Executive Officer and Chief Financial Officer of Rockwood Holdings, Inc. (“Rockwood”), a leading global developer, manufacturer and marketer of specialty chemicals, from July 2014 and April 2001, respectively, until January 2015. Mr. Zatta was instrumental in leading the transformation of Rockwood, which resulted in Rockwood’s acquisition by Albermarle Corporation on January 12, 2015. Prior to joining Rockwood, Mr. Zatta spent twelve years with the Campbell Soup Company, where he held several significant financial management positions, including his final position as Vice President responsible for Corporate Development and Strategic Planning. Prior to joining Campbell Soup Company in 1990, he worked for General Foods Corporation and Thomas J. Lipton, Inc. Mr. Zatta is also a member of the Board of Trustees of Merrimack College.

About Innophos Holdings, Inc.
Innophos is a leading international producer of performance-critical and nutritional specialty ingredients, with applications in food, beverage, dietary supplements, pharmaceutical, oral care and industrial end markets. Innophos combines more than a century of experience in specialty phosphate manufacturing with a growing capability in a broad range of other specialty ingredients to supply a product range produced to stringent regulatory manufacturing standards and the quality demanded by customers worldwide. Innophos is continually developing new and innovative specialty ingredients addressing specific customer applications and supports these high-value products with industry-leading technical service. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations in Nashville, TN; Chicago Heights, IL; Chicago (Waterway), IL; Geismar, LA; Ogden, UT; North Salt Lake, UT; Paterson, NJ; Green Pond, SC; Port Maitland, ON (Canada); Taicang (China); Coatzacoalcos, Veracruz and San Jose de Iturbide (Mission Hills), Guanajuato (Mexico). For more information please visit www.innophos.com. 'IPHS-G'

About FrontFour Capital Group LLC
FrontFour Capital is an investment adviser with offices in Greenwich, CT and Toronto, ON. FrontFour Capital focuses on value-oriented investments in North American companies.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  As such, final results could differ from estimates or expectations due to risks and uncertainties, including but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of Innophos' products and services in the marketplace; competitive factors; technological changes; Innophos' dependence upon suppliers; and other risks.  For any of these factors, Innophos claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Contact Information for Innophos Holdings, Inc.

Mark Feuerbach
(609) 366-1299
investor.relations@innophos.com

Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Aaron Palash / Adam Pollack
(212) 355-4449

Contact Information for FrontFour Capital Group LLC

Stephen E. Loukas
(203) 274-9050